Exhibit 1.1

FirstEnergy Ohio PIRB Special Purpose Trust 2013

(a Delaware statutory trust)

$[        ],000,000 [        ]% Pass-Through Trust Certificates, Tranche A-1, due 20[        ]

$[        ],000,000 [        ]% Pass-Through Trust Certificates, Tranche A-2, due 20[        ]

$[        ],000,000 [        ]% Pass-Through Trust Certificates, Tranche A-3, due 20[        ]

FORM OF UNDERWRITING AGREEMENT

June , 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

As Representatives of the Several

Underwriters named in Schedule I to the

Underwriting Agreement (as hereinafter defined)

Ladies and Gentlemen:

FirstEnergy Ohio PIRB Special Purpose Trust 2013, a statutory trust organized under the laws of the State of Delaware (the “Issuing Entity”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”, which term, when the context permits, shall also include any underwriters substituted as hereinafter provided in Section 15), for whom Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”), $[            ],000,000 aggregate principal amount of its Pass-Through Trust Certificates, Tranche A-1, due 20[__] (the “A-1 Certificates”), $[            ],000,000 aggregate principal amount of its Pass-Through Trust Certificates, Tranche A-2, due 20[__] (the “A-2 Certificates”), and $[            ],000,000 aggregate principal amount of its Pass-Through Trust Certificates, Tranche A-3, due 20[__] (the “A-3 Certificates” and, together with the A-1 Certificates and the A-2 Certificates, the “Certificates”), to be issued under the Certificate Indenture (as hereinafter defined), to be dated on or about the Closing Date (as hereinafter defined), between the Issuing Entity and U.S. Bank National Association, as trustee (the “Certificate Trustee”), as amended or supplemented from time to time (as so amended or supplemented, the “Certificate Indenture”) in accordance with the terms set forth in this underwriting agreement (the “Underwriting Agreement”). The Certificates shall have the series designation, denominations, issue prices, maturities, interest rates, redemption provisions, if any, and other terms as set forth in the General Disclosure Package (as hereinafter defined).

The Certificates will represent fractional undivided beneficial interests in the phase-in-recovery bonds (the “Bonds”) of CEI Funding LLC (“CEI Funding”), a wholly-owned Delaware limited liability company subsidiary of The Cleveland Electric Illuminating Company, an Ohio corporation (“Cleveland Electric”), OE Funding LLC (“OE Funding”), a wholly-owned Delaware limited liability company subsidiary of Ohio Edison Company, an Ohio corporation (“Ohio Edison”), and TE Funding LLC (“TE Funding” and, together with CEI Funding and OE Funding, the “Bond Issuers”), a wholly-owned Delaware limited liability company subsidiary of The Toledo Edison Company, an Ohio corporation (“Toledo Edison” and, together with Cleveland Electric and Ohio Edison, the “Sponsors”). The Bonds will be 100% owned by the Issuing Entity. The Bonds will be issued pursuant to separate bond indentures (the “Bond Indentures”), each to be dated on or about the Closing Date, between each Bond Issuer and U.S. Bank National Association, as bond trustee (the “Bond Trustee”), and purchased by the Issuing Entity pursuant to separate Bond Purchase Agreements, each to be dated on or about the Closing Date (the “Bond Purchase Agreements”), between the Issuing Entity and each Bond Issuer.

The Bonds of each Bond Issuer will be secured primarily by, and will be payable from, the Phase-in-Recovery Property and the related Phase-in Recovery Charge (the “PIR Charge”) of each Bond Issuer described in the Issuance Advice Letter, as defined in the Financing Order (as hereinafter defined). Cleveland Electric will sell its Phase-in-Recovery Property to CEI Funding pursuant to a Phase-in-Recovery Property Purchase and Sale Agreement to be dated on or about the Closing Date (the “CEI Sale Agreement”), between Cleveland Electric and CEI Funding. Ohio Edison will sell its Phase-in-Recovery Property to OE Funding pursuant to a Phase-in-Recovery Property Purchase and Sale Agreement to be dated on or about the Closing Date (the “OE Sale Agreement”), between Ohio Edison and OE Funding. Toledo Edison will sell its Phase-in-Recovery Property to TE Funding pursuant to a Phase-in-Recovery Property Purchase and Sale Agreement to be dated on or about the Closing Date (the “TE Sale Agreement,” and together with the CEI Sale Agreement and the OE Sale Agreement, the “Sale Agreements”), between Toledo Edison and TE Funding. The Phase-in-Recovery Property sold pursuant to the CEI Sale Agreement will be serviced pursuant to a servicing agreement, to be dated on or about the Closing Date (the “CEI Servicing Agreement”), between Cleveland Electric, as servicer, and CEI Funding. The Phase-in-Recovery Property sold pursuant to the OE Sale Agreement will be serviced pursuant to a servicing agreement, to be dated on or about the Closing Date (the “OE Servicing Agreement”), between Ohio Edison, as servicer, and OE Funding. The Phase-in-Recovery Property sold pursuant to the TE Sale Agreement will be serviced pursuant to a servicing agreement, to be dated on or about the Closing Date (the “TE Servicing Agreement” and, together with the CEI Servicing Agreement and the OE Servicing Agreement, the “Servicing Agreements”), between Toledo Edison, as servicer, and TE Funding. Cleveland Electric will provide administrative services to CEI Funding pursuant to an administration agreement, to be dated on or about the Closing Date (the “CEI Administration Agreement”), between Cleveland Electric, as administrator, and CEI Funding. Ohio Edison will provide administrative services to OE Funding pursuant to an administration agreement, to be dated on or about the Closing Date (the “OE Administration Agreement”), between Ohio Edison, as administrator, and OE Funding. Toledo Edison will provide administrative services to TE Funding pursuant to an administration agreement, to be dated on or about the Closing Date (the “TE Administration Agreement” and, together with the CEI Administration Agreement and the OE Administration Agreement, the “Administration Agreements”), between Toledo Edison, as administrator, and TE Funding.

In connection with the transaction contemplated herein, the Public Utilities Commission of Ohio (“PUCO”) issued a Financing Order, dated October 12, 2012, as amended by Entry on Rehearing, dated December 19, 2012 and the Entry Nunc Pro Tunc, dated January 9, 2012 (the “Financing Order”).

Capitalized terms not hereinafter defined shall have the meanings ascribed to them in the Bond Indenture.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Bond Issuers. The Bond Issuers jointly and severally represent and warrant to, and agree with, each Underwriter that:

(i) The Bond Issuers, the Bonds and the Certificates meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Bond Issuers, in their capacity as co-registrants and issuing entities with respect to the Bonds, and the Sponsors, in their capacities as co-registrants and sponsors for the Bond Issuers, have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-187692, 333-187692-01, 333-187692-02, 333-187692-03, 333-187692-04 and 333-187692-05) on April 2, 2013, as amended by Amendment No. 1 thereto filed May 7, 2013, as further amended by Amendment No. 2 thereto filed May 24, 2013 and as further amended by Amendment No. 3 thereto filed June 4, 2013, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $505,000,000 aggregate principal amount of the Certificates and a like aggregate principal amount of the Bonds. Such registration statement, as amended, has been declared effective by the Commission, and is currently effective. No stop order suspending the effectiveness of the Registration Statement (as hereinafter defined) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Sponsors or the Bond Issuers, threatened by the Commission. No securities registered with the Commission under the Securities Act pursuant to the Registration Statement Nos. 333-187692, 333-187692-01, 333-187692-02, 333-187692-03, 333-187692-04 and 333-187692-05 have been previously issued. References herein to the “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-187692, 333-187692-01, 333-187692-02, 333-187692-03, 333-187692-04 and 333-187692-05, including any amendments thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B under the Securities Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as hereinafter defined), which time shall be considered the “Effective Date” of the Registration Statement relating to the Certificates and the Bonds. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. For purposes of this Underwriting Agreement, “Statutory Prospectus” as of any time means the preliminary prospectus supplement (which term includes the base prospectus) relating to the Certificates that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively. “Prospectus” means the final prospectus supplement (which term includes the base prospectus) that discloses the public offering prices and other final terms of the Certificates and otherwise satisfies Section 10(a) of the Securities Act. The Statutory Prospectus and the Issuer Free Writing Prospectus (as hereinafter defined) identified in Section B of Schedule II hereto, considered together, are referred to herein as the “General Disclosure Package”.

(ii) At the time the Registration Statement initially became effective, at the time that each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) became effective and on the Effective Date relating to the Certificates, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as the case may be, and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents made in reliance upon and in conformity with information furnished in writing to the Bond Issuers or the Sponsors by any Underwriter through the Representatives, if any, specifically for use therein or to any statements in or omissions from the Statement of Eligibility on Form T-1 of each of the Bond Trustees under the Bond Indentures or the Certificate Trustee under the Certificate Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company Book Entry System, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof, but nothing contained herein is intended as a waiver of compliance with the Securities Act or the Rules and Regulations.

(iii) The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements, as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and, when read together with other information in the General Disclosure Package or the Prospectus, as applicable, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)(A) At the earliest time after the filing of the Registration Statement that the Bond Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Certificates and (B) on the date hereof, none of the Bond Issuers was and no Bond Issuer is an “ineligible issuer,” as defined in Rule 405.

(v) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any electronic road show used in connection with the offering of the Certificates or any individual Issuer Free Writing Prospectus, in each case when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bond Issuers or the Sponsors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. “Applicable Time” means [            ] [a.m.][p.m.] (Eastern Time) on the date hereof. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Certificates.

(vi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Certificates or until any earlier date that the Bond Issuers or Sponsors notified or notify the Representatives as described in the next sentence and in Section 3(j) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bond Issuers or the Sponsors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vii) Since the most recent time as of which information is given in the General Disclosure Package, other than as set forth therein or contemplated thereby, there has not occurred any change, or any development involving a prospective change, which has had or would reasonably be expected to have a Bond Issuer Material Adverse Effect (as hereinafter defined).

(viii) Each Bond Issuer has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, its Bonds, its Bond Indenture, its Sale Agreement, its Servicing Agreement, its LLC Agreement, its Administration Agreement, the Fee and Indemnity Agreement, the Cross-Indemnity Agreement and the other agreements and instruments contemplated by the Prospectus and the General Disclosure Package (collectively, the “Bond Issuer Documents”) and to own, lease or operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and is qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Bond Issuer (a “Bond Issuer Material Adverse Effect”); each Bond Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of such Bond Issuer’s business set forth in the Prospectus and the General Disclosure Package; each Bond Issuer is not a party to or bound by any agreement or instrument other than the Bond Issuer Documents and other agreements or instruments incidental to its formation; each Bond Issuer has no liabilities or obligations other than those arising out of the transactions contemplated by the Bond Issuer Documents and as described in the Prospectus and the General Disclosure Package; Cleveland Electric is the sole owner of the limited liability company interests of CEI Funding; Ohio Edison is the sole owner of the limited liability company interests of OE Funding; Toledo Edison is the sole owner of the limited liability company interests of TE Funding; and based on current law, each Bond Issuer is not classified as an entity taxable as a corporation for United States federal income tax purposes.

(ix) The Bond Issuers have no subsidiaries.

(x) This Underwriting Agreement has been authorized, executed and delivered by the Bond Issuers.

(xi) Each Bond Indenture has been, and on the Closing Date, each Bond Indenture will be, (1) qualified under the Trust Indenture Act and (2) authorized, executed and delivered by the applicable Bond Issuer and each Bond Indenture will constitute a valid and binding agreement enforceable against the applicable Bond Issuer in accordance with its terms except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

(xii) The Bonds of each Bond Issuer have been authorized by such Bond Issuer, and, when they have been executed by such Bond Issuer, authenticated by the Bond Trustee in the manner provided for in the applicable Bond Indenture, and issued and delivered against payment therefor as provided in the applicable Bond Purchase Agreement, such Bonds will constitute valid and binding obligations of such Bond Issuer enforceable against such Bond Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and will be entitled to the benefits provided by the applicable Bond Indenture.

(xiii) The Bonds and the Bond Indentures conform, and on the Closing Date, will conform, in all material respects to the descriptions thereof contained in the Prospectus and the General Disclosure Package.

(xiv) Neither the issuance and sale of the Bonds, the purchase of the Phase-in-Recovery Property by each Bond Issuer from the applicable Sponsor, nor the execution and delivery by the Bond Issuers of, and the performance by the Bond Issuers of their obligations under, this Underwriting Agreement, the Bond Purchase Agreements, the Bond Indentures and the Bonds will result in a violation or default of, or the imposition of any lien, charge or encumbrance upon any property or assets of the Bond Issuers pursuant to, (a) any provision of applicable law, (b) the certificate of formation or limited liability company agreement, each as amended, of the Bond Issuers, (c) any agreement or other instrument binding upon the Bond Issuers or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bond Issuers or any of their properties, except in the case of clauses (a), (c) and (d) for any such violation, default, lien, charge or encumbrance that would not reasonably be expected to have a Bond Issuer Material Adverse Effect. Furthermore, the Bond Issuers are not (x) in violation of any applicable law, or (y) in violation of or default under its respective certificate of formation or limited liability company agreement, as the case may be, each as amended, or in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, except such violations or defaults as have been waived or that would not reasonably be expected to have, singly or in the aggregate, a Bond Issuer Material Adverse Effect.

(xv) Other than as disclosed in the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Bond Issuers, threatened, to which the Bond Issuers are a party or to which any of the properties of the Bond Issuers are subject wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Bond Issuer Material Adverse Effect or a material adverse effect on the power or ability of the Bond Issuers to perform their obligations under this Underwriting Agreement, or to consummate the transactions contemplated by the Prospectus and the General Disclosure Package.

(xvi) Other than the (1) filing of the Issuance Advice Letter, the Certification (as defined in the Financing Order) and non-action on the part of the PUCO as and within the time period contemplated by ordering paragraphs F(4) and F(5) of the Financing Order, (2) financing statements to perfect liens contemplated by the Prospectus and (3) as otherwise set forth or contemplated in the Prospectus or the Financing Order, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters in the manner contemplated herein and in the General Disclosure Package.

Each Bond Issuer has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so, in each case, would not reasonably be expected to have a Bond Issuer Material Adverse Effect.

(xvii) Each Bond Issuer is not, and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii) Each of the Bond Purchase Agreements, Sale Agreements, Servicing Agreements, LLC Agreements, Administration Agreements, the Fee and Indemnity Agreement, the Cross-Indemnity Agreement and this Underwriting Agreement has been duly authorized by the Bond Issuers party thereto, and when executed and delivered by the Bond Issuers and the other parties thereto, will constitute a valid and legally binding obligation of such Bond Issuers, enforceable against such Bond Issuers in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

(xix) Each Bond Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Exchange Act set forth in the (i) undertaking, dated as of August 20, 2012, by the Sponsors to Moody’s Investor Service, Inc. (“Moody’s”), (ii) letter, dated August 20, 2012, from the Sponsors to Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. (“S&P”), and (iii) letter, dated August 20, 2012, by the Sponsors to Fitch Ratings Inc. (“Fitch”, and together with Moody’s and S&P, the “Rating Agencies”), other than any noncompliance that would not have a material adverse effect on the rating of the Certificates or the Certificates or arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 12 hereof.

(xx) Each Bond Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Certificates or the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(b) Representations and Warranties of the Sponsors. The Sponsors [jointly and severally] represent and warrant to, and agree with, each Underwriter that:

(i) The Sponsors, in their capacities as co-registrants and sponsors with respect to the Certificates and the Bonds, and the Bond Issuers meet the requirements for the use of Form S-3 under the Securities Act and the Rules and Regulations. The Bond Issuers, in their capacity as co-registrants and issuing entities with respect to the Bonds, and the Sponsors, in their capacities as co-registrants and sponsors for the Bond Issuers and the Issuing Entity, have filed with the Commission the Registration Statement for the registration under the Securities Act of up to $505,000,000 aggregate principal amount of the Certificates. The Registration Statement has been declared effective by the Commission, and is currently effective. No stop order suspending the effectiveness of the Registration Statement has been issued under the

Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Bond Issuers, threatened by the Commission. No securities registered with the Commission under the Securities Act pursuant to the Registration Statement have been previously issued.

(ii) At the time the Registration Statement initially became effective, at the time that each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) became effective and on the Effective Date relating to the Certificates and the Bonds, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, as the case may be, and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents made in reliance upon and in conformity with information furnished in writing to the Sponsors by any Underwriter through the Representatives, if any, specifically for use therein or to any statements in or omissions from the Statement of Eligibility on Form T-1 of the Bond Trustee under the applicable Bond Indenture or the Certificate Trustee under the Certificate Indenture, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof, but nothing contained herein is intended as a waiver of compliance with the Securities Act or the Rules and Regulations.

(iii) The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements, as applicable, of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with other information in the General Disclosure Package or the Prospectus, as applicable, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)(A) At the earliest time after the filing of the Registration Statement that the Issuing Entity or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Certificates and (B) on the date hereof, none of the Bond Issuers is an “ineligible issuer,” as defined in Rule 405.

(v) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any electronic road show used in connection with the offering of the Certificates or any individual Issuer Free Writing Prospectus, in each case when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Sponsors or the Bond Issuers by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Certificates or until any earlier date that the Sponsors or the Bond Issuers notified or notify the Representatives as described in the next sentence and in Section 3(j) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Sponsors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vii) Since the most recent time as of which information is given in the General Disclosure Package, other than as set forth therein or contemplated thereby, there has not occurred any change, or any development involving a prospective change, which has had or would reasonably be expected to have a Sponsor Material Adverse Effect (as hereinafter defined).

(viii) Each Sponsor has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, its Sale Agreement, its Servicing Agreement, its Administration Agreement and the other agreements and instruments contemplated by the Prospectus and the General Disclosure Package (collectively, the “Sponsor Documents”) and to own, lease or operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and is qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Sponsor and its subsidiaries, taken as a whole (a “Sponsor Material Adverse Effect”); each Sponsor has all requisite power and authority to sell its Phase-in-Recovery Property as described in the Prospectus and the General Disclosure Package and to otherwise perform its obligations under any Sponsor Document to which it is a party. Cleveland Electric is the sole owner of the limited liability company interests of CEI Funding; Ohio Edison is the sole owner of the limited liability company interests of OE Funding; and Toledo Edison is the sole owner of the limited liability company interests of TE Funding.

(ix) As of March 31, 2013, other than Ohio Edison each Sponsor has no significant subsidiaries (as defined in Regulation S-X).

(x) This Underwriting Agreement has been authorized, executed and delivered by each Sponsor.

(xi) The transfer by each Sponsor of all of its rights and interests under the Financing Order relating to the Certificates and the Bonds and the execution and delivery by each Sponsor of, and the performance by each Sponsor of its obligations under, this Underwriting Agreement will not result in a violation or default of, or the imposition of any lien, charge or encumbrance upon any property or assets of such Sponsor pursuant to, (a) any provision of applicable law, (b) the articles of incorporation or code of regulations or bylaws, as the case may be, each as amended, of such Sponsor, (c) any agreement or other instrument binding upon such Sponsor or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Sponsor or any of its properties, except in the case of clauses (a), (c) and (d) for any such violation, default, lien, charge or encumbrance that would not reasonably be expected to have a Sponsor Material Adverse Effect. Furthermore, no Sponsor is (x) in violation of any applicable law, or (y) in violation of or default under, its respective articles of incorporation or code of regulations or bylaws, as the case may be, each as amended, or in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, except such violations or defaults as have been waived or that would not reasonably be expected to have, singly or in the aggregate, a Sponsor Material Adverse Effect.

(xii) Other than as disclosed in the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Sponsors, threatened, to which the Sponsors or the Bond Issuers are a party or to which any of their properties are subject wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Sponsor Material Adverse Effect or a material adverse effect on the power or ability of the Sponsors to perform their obligations under this Underwriting Agreement, or to consummate the transactions contemplated by the Prospectus and the General Disclosure Package.

(xiii) Other than the (1) filing of the Issuance Advice Letter, the Certification (as defined in the Financing Order) and non-action on the part of the PUCO as and within the time period contemplated by ordering paragraphs F(4) and F(5) of the Financing Order, (2) financing statements to perfect liens contemplated by the Prospectus and (3) as otherwise set forth or contemplated in the Prospectus or the Financing Order, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters in the manner contemplated herein and in the General Disclosure Package. The Sponsors have all governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted except where the failure to do so, in each case, would not reasonably be expected to have a Sponsor Material Adverse Effect.

(xiv) The Sponsors are not, and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus and the

General Disclosure Package, neither the Sponsors, the Bond Issuers nor the Issuing Entity will be, an “investment company” within the meaning of the 1940 Act.

(xv) The nationally recognized accounting firm reasonably acceptable to the Representatives, which has performed certain procedures with respect to statistical and structural information contained in the Statutory Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(xvi) Each of the Sale Agreements, Servicing Agreements, Administration Agreements, and this Underwriting Agreement has been duly authorized by the Sponsors party thereto, and when executed and delivered by each of the Sponsors party thereto and the other parties thereto, will constitute a valid and legally binding obligation of such Sponsors, enforceable against such Sponsors in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

(xvii) The Sponsors have complied with the 17g-5 Representations relating to compliance with Rule 17g-5 under the Exchange Act set forth in the (i) letter, dated as of August 20, 2012, from the Sponsors to Moody’s, (ii) letter, dated August 20, 2012, from the Sponsors to S&P, and (iii) letter, dated August 20, 2012, from the Sponsors to Fitch, other than any noncompliance that would not have a material adverse effect on the rating of the Certificates or the Certificates or arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 12 hereof.

(xviii) The Sponsors will comply, and have complied, in all material respects, with its diligence and disclosure obligations in respect to the Certificates and the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(c) The Sponsors and the Bond Issuers further [jointly] represent and warrant to, and agree with, each of the Underwriters as follows:

(i) The operations of the Sponsors, the Bond Issuers and the Issuing Entity are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Sponsors, the Bond Issuers and the Issuing Entity conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Sponsors, the Bond Issuers and the Issuing Entity with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Sponsors and the Bond Issuers, threatened.

(ii) None of the Sponsors, the Bond Issuers, the Issuing Entity or any of their respective affiliates, nor any director, officer, or employee, nor, to their knowledge, any agent or representative of the Sponsors, the Bond Issuers or the Issuing Entity or of any of their respective affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Sponsors, the Bond Issuers and the Issuing Entity and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(iii)(x) None of the Sponsors, the Bond Issuers or the Issuing Entity, or to the knowledge of the Sponsors and the Bond Issuers, any director, officer, employee, agent, affiliate or representative of the Sponsors or the Bond Issuers or the Issuing Entity is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria), and (y) each Sponsor and Bond Issuer covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iv) There are no Ohio transfer taxes relating to the transfer of the Phase-in-Recovery Property by each Sponsor to the applicable Bond Issuer or the issuance of the Certificates to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by the Sponsors, the Bond Issuers or the Issuing Entity.

(d) Representations and Warranties of the Issuing Entity. The Issuing Entity represents and warrants to, and agrees with, each Underwriter that:

(i) The Issuing Entity has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, has the power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Certificate Indenture and the other agreements and instruments contemplated by the Prospectus and the General Disclosure Package (collectively, the “Issuing Entity Documents”) and to own, lease or operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and is qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Issuing Entity (an “Issuing Entity Material Adverse Effect”); the Issuing Entity has conducted and will conduct no business in the future that would be inconsistent in any material respect with the description of its business set forth in the Prospectus and the General Disclosure Package; the Issuing Entity is not a party to or bound by any agreement or instrument other than the Issuing Entity Documents and other agreements or instruments incidental to its formation; the Issuing Entity has no liabilities or obligations other than those arising out of the transactions contemplated by the Issuing Entity Documents and as described in the Prospectus and the General Disclosure Package.

(ii) This Underwriting Agreement has been authorized, executed and delivered by the Issuing Entity.

(iii) The Certificate Indenture has been, and on the Closing Date will be, (1) qualified under the Trust Indenture Act and (2) authorized, executed and delivered by the Issuing Entity and the Certificate Indenture is a valid and binding agreement enforceable against the Issuing Entity in accordance with its terms except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

(iv) The Certificates have been authorized by such Issuing Entity, and, when they have been executed by such Issuing Entity, authenticated by the Certificate Trustee in the manner provided for in the Certificate Indenture, and issued and delivered against payment therefor as provided therein, such Certificates will constitute valid and binding obligations of such Issuing Entity enforceable against such Issuing Entity in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and will be entitled to the benefits provided by the Certificate Indenture.

(v) The Certificates and the Certificate Indenture conform, and on the Closing Date, will conform, in all material respects to the descriptions thereof contained in the Prospectus and the General Disclosure Package.

(e) Officer’s Certificates. Any certificate signed by any authorized officer of the Bond Issuers or Sponsors and delivered to the Underwriters or to counsel for the Underwriters in connection with this offering shall be deemed a representation and warranty by the Bond Issuers or Sponsors to the Underwriters as to the matters covered thereby as of the date of such certificate.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuing Entity agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuing Entity, at a purchase price of [            ]%, in the case of the A-1 Certificates, and [            ]%, in the case of the A-2 Certificates, [            ]%, in the case of the A-3 Certificates, of the principal amount thereof, plus accrued interest, if any, from [            ], 2013 to the Closing Date, the principal amount of the Certificates set forth opposite such Underwriter’s name in Schedule I hereto plus any additional principal amount of Certificates which such Underwriter may become obligated to purchase pursuant to the provisions of Section 13, subject to such adjustments among the Underwriters as the Representatives, on behalf of the Underwriters, shall make to eliminate any sales or purchases of fractional Certificates.

(b) Payment and Delivery. Payment of the purchase price for, and delivery of certificates for, the Certificates shall be made at the office of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036, or at such other place as shall be agreed upon by the Issuing Entity and the Representatives on behalf of the Underwriters, at 10:00 a.m., (Eastern Time), on the sixth (or if the Certificates are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the seventh) full business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Issuing Entity and the Representatives on behalf of the Underwriters (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Issuing Entity by wire transfer of immediately available funds to a bank account designated by the Issuing Entity, against delivery to the Underwriters for the account of the Underwriters of the Certificates to be purchased by them.

The delivery of the Certificates shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company (the “DTC”) in New York, New York, or its designee, and the Underwriters shall accept such delivery.

The certificate(s) representing the Certificates shall be made available by the Issuing Entity for examination by the Representatives not later than 2:00 p.m. (Eastern Time) on the last business day prior to the Closing Date at such place as may be agreed upon between the Representatives and the Issuing Entity.

SECTION 3. Covenants of the Bond Issuers. The Bond Issuers covenant with the Underwriters as follows:

(a) To promptly file each Statutory Prospectus and the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act.

(b) To advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or any order suspending or preventing the use of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, and will use its reasonable best efforts to prevent the issuance of any such stop order or other such order and to obtain as soon as possible its lifting, if issued.

(c) To furnish without charge to the Representatives as many copies of the Prospectus and any documents incorporated by reference therein at or after the date thereof and any amendments and supplements thereto as the Representatives may reasonably request. The terms “supplement” and “amendment” as used in this Underwriting Agreement shall include all documents filed by the Issuing Entity with the Commission subsequent to the date of the Prospectus pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus.

(d) Before amending or supplementing the Registration Statement or any Statutory Prospectus or filing with the Commission any document pursuant to Section 13, 14 or 15(d) of the Exchange Act, during the period referred to in paragraph (e) below, to furnish to the Representatives a copy of each such proposed amendment, supplement or document for the Representatives’ review prior to filing and not to file any such proposed amendment, supplement or document to which the Representatives reasonably object.

(e) To promptly notify the Underwriters, and confirm such notice in writing (which notice and confirmation may be satisfied by providing the Underwriters with any related periodic report filed under the Exchange Act), of (x) any filing made by the Bond Issuers, Issuing Entity or Sponsors of information relating to the offering of the Certificates with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) any material changes in or affecting the business, properties, results of operations or financial condition of the Bond Issuers and their subsidiaries, taken as a whole, which (i) make any statement in the Prospectus as then amended or supplemented materially false or misleading or (ii) are not disclosed in the Prospectus as then amended or supplemented. If, at any time when a prospectus covering the Certificates is (or but for the exemption in Rule 172 under the Securities Act would be) required by law to be delivered in connection with sales of the Certificates by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Bond Issuers, Issuing Entity or Sponsors, to amend the Registration Statement or to amend or supplement the Prospectus or modify the information incorporated by reference therein in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be) delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or modify such information to comply with the Securities Act and the Rules and Regulations, forthwith to prepare and file with the Commission and to furnish (subject to the conditions in paragraph (c) above), at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Bond Issuers to which Certificates may have been sold by the Underwriters), and to any other dealers upon request, such amendments or supplements to the Prospectus or modifications to the documents incorporated by reference therein, so that the statements in the Prospectus as so amended, supplemented or modified will not, in the light of the circumstances existing at the time such Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act and the Rules and Regulations. If, prior to the Closing Date, there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the General Disclosure

Package is delivered to a purchaser, not misleading, to promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission.

(f) The Bond Issuers will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect as long as required for the sale of the Certificates; provided, however, that the Bond Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Bond Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided. The Bond Issuers will promptly advise the Representatives of the receipt by the Bond Issuers of any notification with respect to the suspension of the qualification of the Certificates for sale in any such state or jurisdiction or the initiating or threatening of any proceedings for such purpose. The Bond Issuers will also supply the Underwriters with such information as is necessary for the determination of the legality of the Certificates for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g) The Bond Issuers shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Certificates.

(h) The Bond Issuers will use and will cause the Issuing Entity to use the proceeds received from the sale of the Bonds in the manner specified in the Prospectus under “Use of Proceeds.”

(i) During a period beginning on the date of this Underwriting Agreement and continuing to and including the Closing Date, the Bond Issuers will not, and will cause the Issuing Entity to not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities issued or guaranteed by the Bond Issuers or any of their subsidiaries substantially similar to the Certificates or securities of the Bond Issuers or any of their subsidiaries that are convertible into, or exchangeable for, the Certificates.

(j) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that time, not misleading, (A) the Bond Issuers will promptly notify the Representatives and (B) the Bond Issuers will promptly amend or supplement and will cause the Issuing Entity to promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Each Bond Issuer will make generally available, or cause its Servicer to make generally available, to its security holders, as soon as it is practicable to do so, an earning statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(l) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Bond Issuers shall (or shall cause the Sponsors to) post on its website and, to the extent consistent with the Bonds Issuers’ and the Sponsors’ obligations under applicable law, file with or furnish to the Commission in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, and shall direct the Bond Trustee to post on its website for Bondholders such information as is required by Section 3.07(g) of the Bond Indenture. To the extent that the Bond Issuers’ obligations are terminated or limited by an amendment to Section 3.07(g) of the Bond Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(m) So long as any of the Certificates are outstanding, the Bond Issuers will furnish to the Representatives, if and to the extent not posted on the Bond Issuers’ or its affiliate’s website, (A) as soon as available, a copy of each report of the Bond Issuers filed with the Commission under the Exchange Act or mailed to the Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) a copy of any filings with the PUCO pursuant to the Financing Order including, but not limited to, any issuance advice letter or any annual, semi-annual or more frequent phase-in-recovery charge adjustment filings, and (C) from time to time, any information concerning the Bond Issuers as the Representatives may reasonably request.

(n) So long as the Certificates or the Bonds are rated by any Rating Agency, the Issuing Entity and the Bond Issuers will comply with the 17g-5 Representations, other than any noncompliance that would not have a material adverse effect on the rating of the Certificates or the Certificates or arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 12 hereof

SECTION 4. Covenants of the Sponsors. The Sponsors covenant with the Underwriters as follows:

(a) The Sponsors shall promptly file or cause the Bond Issuers and the Issuing Entity to file each Statutory Prospectus and Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act.

(b) The extent permitted by applicable law and the agreements and instruments that bind the Sponsors, the Sponsors will use their reasonable best efforts to cause the Bond Issuers to comply with the covenants set forth in Section 3 hereof.

(c) The Sponsors will promptly advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or any order suspending or preventing the use of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, and will use its reasonable best efforts to prevent the issuance of any such stop order or other such order and to obtain as soon as possible its lifting, if issued.

(d) Before amending or supplementing the Registration Statement or any Statutory Prospectus or filing with the Commission any document pursuant to Section 13, 14 or 15(d) of the Exchange Act, during the period referred to in paragraph (e) below, to furnish to the Representatives a copy of each such proposed amendment, supplement or document for the Representatives’ review prior to filing and not to file any such proposed amendment, supplement or document to which the Representatives reasonably object.

(e) The Sponsors will promptly notify the Underwriters, and confirm such notice in writing (which notice and confirmation may be satisfied by providing the Underwriters with any related periodic report filed under the Exchange Act), of (x) any filing made by the Sponsors or the Bond Issuers of information relating to the offering of the Certificates with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) any material changes in or affecting the business, properties, results of operations or financial condition of the Sponsors or the Bond Issuers that (i) make any statement in the Prospectus as then amended or supplemented materially false or misleading or (ii) are not disclosed in the Prospectus as then amended or supplemented. If, at any time when a prospectus covering the Certificates is (or but for the exemption in Rule 172 under the Securities Act would be) required by law to be delivered in connection with sales of the Certificates by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Sponsors, to amend the Registration Statement or to amend or supplement the Prospectus or modify the information incorporated by reference therein in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be) delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or modify such information to comply with the Securities Act and the Rules and Regulations, forthwith to prepare and file with the Commission and to furnish (subject to the conditions in paragraph (c) above), at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Sponsors) to which Certificates may have been sold by the Underwriters, and to any other dealers upon request, such amendments or supplements to the Prospectus or modifications to the documents incorporated by reference therein, so that the statements in the Prospectus as so amended, supplemented or modified will not, in the light of the circumstances existing at the time such Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act and the Rules and Regulations. If, prior to the Closing Date, there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the General Disclosure Package is delivered to a purchaser, not misleading, the Sponsors promptly will notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission.

(f) The Sponsors will cause the Bond Issuers and the Issuing Entity to use the proceeds received by them from the sale of the Bonds and the Certificates, respectively, in the manner specified in the Prospectus under “Use of Proceeds.”

(g) During a period beginning on the date of this Underwriting Agreement and continuing to and including the Closing Date, the Bond Issuers will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities issued or guaranteed by the Bond Issuers substantially similar to the Certificates or securities of the Bond Issuers that are convertible into, or exchangeable for, the Certificates.

(h) The Sponsors shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Certificates.

(i) The Sponsors will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(j) The initial PIR Charge will be calculated in accordance with the Financing Order.

(k) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that time, not misleading, (A) the Sponsors will cause the Bond Issuers to promptly notify the Representatives and (B) the Sponsors will cause the Bond Issuers to promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) So long as the Certificates or the Bonds are rated by any Rating Agency, the Sponsors, the Issuing Entity and the Bond Issuers will comply with the 17g-5 Representations, other than any noncompliance that would not have a material adverse effect on the rating of the Certificates or the Certificates or arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 12 hereof.

SECTION 5. Free Writing Prospectuses.

(a) Free Writing Prospectuses. The Bond Issuers and Sponsors represent and agree that without the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Bond Issuers, the Sponsors and the Representatives, the Issuing Entity has not made and will not make any offer relating to the Certificates that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Bond Issuers and the Sponsors further represent that they and the Issuing Entity have complied and will comply with the requirements of Rule 164 under the Securities

Act and Rule 433 applicable to any Issuer Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The parties hereto agree that the only Issuer Free Writing Prospectuses issued on or prior to the Applicable Time and consented to by the parties are specified on Schedule II hereto (including the final term sheet prepared in accordance with Section 5(b) below).

(b) Final Term Sheet. The Bond Issuers will prepare a final term sheet relating to the Certificates, containing only information that describes the final terms of the Certificates and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii). Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement and is specified in Schedule II hereto.

SECTION 6. Payment of Expenses.

(a) Expenses. Unless otherwise indicated, the Bond Issuers and the Sponsors, subject to the Cap (as defined in the Bond Indenture), to the extent applicable, will pay (or cause to be paid) all expenses incident to the performance of their obligations under this Underwriting Agreement, including (i) the preparation, printing and any filing of each Statutory Prospectus, the Prospectus, any electronic road show and each Issuer Free Writing Prospectus and of each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Underwriting Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Certificates, (iii) the preparation, issuance and delivery of the certificates for the Certificates to the Underwriters, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Bond Issuers, the Sponsors and the Issuing Entity’s counsel, accountants and other advisors, including counsel and advisors to the PUCO and the fees and disbursements of the Underwriters’ counsel (such fees and disbursements not to exceed the estimated amounts of such fees and disbursements set forth in Exhibit C to the application for the Financing Order filed with the PUCO by the Sponsors, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any legal investment survey (such fees and disbursements not to exceed $7,500), (vi) the fees and expenses of the Bond Trustees and the Certificate Trustee, including the fees and disbursements of counsel for the Bond Trustees and the Certificate Trustee in connection with the Bond Indentures and the Certificate Indenture and (vii) any fees payable in connection with the rating of the Certificates in accordance with Section 3(g) hereof.

(b) Termination of Underwriting Agreement. Neither the Sponsors nor the Bond Issuers shall be required to pay any amount for any expenses of the Underwriters (other than as contemplated by Section 6(a)(iv) above), except that if this Underwriting Agreement is terminated by the Underwriters in accordance with the provisions of Section 7, the Bond Issuers shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters which were reasonably incurred.

SECTION 7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Bond Issuers and the Sponsors contained in Sections 1(a) and (b), respectively, and in

Section 1(c) as of the Applicable Time, the time this Underwriting Agreement is executed and delivered by the parties hereto and the Closing Date, of the Sponsors contained in Article III of the Sale Agreements and Section 6.01 of the Servicing Agreements, and to the accuracy of the statements made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuing Entity, the Bond Issuers and the Sponsors of their covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Counsel.

(i) Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, with respect to the issuance and sale of the Certificates, [the Bonds], the Certificate Indenture, [the Bond Indentures,] the other Issuing Entity, Bond Issuers and Sponsor Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(ii) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding the filing of a voluntary bankruptcy petition.

(iii) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain Delaware Uniform Commercial Code matters with respect to the Issuing Entity and the Bond Issuers.

(iv) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding the 1940 Act, Trust Indenture Act and perfection by control for deposit accounts and securities accounts under New York law and effectiveness of the Registration Statement and fair summary matters under Federal law.

(v) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their letter, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding negative assurances.

(vi) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, with respect to federal “substantive consolidation” matters.

(vii) Richards, Layton & Finger, P.A., counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion,

dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain limited liability company matters under Delaware law related to the Bond Issuers, the LLC Agreements and the LLC Act.

(viii) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain federal tax matters.

(ix) Calfee, Halter & Griswold LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, with respect to the characterization of the transfer of the Phase-in-Recovery Property by each Sponsor to the applicable Bond Issuer as a “true sale” for Ohio law purposes.

(x) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinions, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain federal constitutional matters.

(xi) Richards, Layton & Finger, P.A., counsel for the Certificate Trustee, shall have furnished to the Representatives their written opinions, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain matters relating to the Certificate Trustee and the Certificate Indenture.

(xii) Calfee, Halter & Griswold LLP, counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain Ohio constitutional matters and the Statute.

(xiii) Calfee, Halter & Griswold LLP, counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, with respect to the treatment of retail electric provider payments as PIR Charges.

(xiv) Calfee, Halter & Griswold LLP, counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding enforceability and certain Ohio perfection and priority issues.

(xv) Akin Gump Strauss Hauer & Feld LLP, counsel for the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, with respect to federal “true sale” matters.

(xvi) Richards, Layton & Finger, P.A., counsel for the Issuing Entity, the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain statutory trust matters under Delaware law related to the Issuing Entity, the Certificates and certain of the Basic Documents.

(xvii) Calfee, Halter & Griswold LLP, counsel to the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding certain Ohio tax matters.

(xviii) Calfee, Halter & Griswold LLP, counsel to the Bond Issuers and the Sponsors, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, regarding the Bonds, the Bond Indenture and certain additional corporate matters.

(b) AUP Letter. On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representatives shall have furnished to the Representatives one or more reports regarding certain calculations and computations relating to the Bonds and the Certificates, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(c) No Stop Orders. Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect, no order of the Commission directed to the adequacy or accuracy of any document incorporated or deemed to be incorporated by reference in the Prospectus shall be in effect, and no proceedings for either purpose or pursuant to Section 8A of the Securities Act against the Issuing Entity or relating to the offering of the Certificates shall be pending before or threatened by the Commission.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), any Bond Issuer Material Adverse Effect, Sponsor Material Adverse Effect or Issuing Entity Material Adverse Effect whether or not arising in the ordinary course of business.

(e) Officer’s Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Bond Issuer and each Sponsor, to the effect set forth in Sections 7(c) and (d) above and to the effect that the representations and warranties of the Bond Issuers in Section 1(a), the representations and warranties of the Sponsors in Section 1(b), and the representations and warranties of the Sponsors and the Bond Issuers in Section 1(c) were true and correct in all material respects when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, and that the Bond Issuers, Sponsors [and the Issuing Entity] have each complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date. The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(f) Maintenance of Ratings. The Sponsors shall have delivered to the Underwriters a letter, dated on or about the Closing Date, from each of Moody’s, S&P and Fitch, or other evidence reasonably satisfactory to the Underwriters, confirming that the Certificates have been assigned the ratings set forth on the Issuer Free Writing Prospectus substantially in the form attached as Annex A to Schedule II hereof and filed with the Commission on the date hereof; and since the date of this Underwriting Agreement, there shall not have occurred any downgrading or withdrawal, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any surveillance or review for a possible change that either indicates a negative change or does not indicate the direction of the possible change, in the rating accorded any of the Issuing Entity’s securities by Moody’s, S&P or Fitch.

(g) Clearance and Settlement. At the Closing Date, the Certificates shall be eligible for clearance and settlement through the facilities of DTC.

(h) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(i) Termination of Underwriting Agreement. If any condition contemplated by this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriters by notice to the Issuing Entity, the Bond Issuers and the Sponsors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 8, 9, 10, 16(a) and 16(b) shall survive any such termination and remain in full force and effect.

SECTION 8. Indemnification.

(a) Indemnification of Underwriters. The Bond Issuers and Sponsors [jointly and severally] agree to indemnify and hold harmless each Underwriter, each of its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Issuance Advice Letters, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Underwriter and each such controlling person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability, except insofar as such losses, claims, damages or liabilities that are finally judicially determined to arise out of or be based upon any such untrue statement or omission or alleged untrue statement or omission are based upon information furnished in writing to the Bond Issuers and Sponsors by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof, or are based upon statements or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Bond Trustees and the Certificate Trustee. This indemnity agreement will be in addition to any liability which the Bond Issuers and the Sponsors may otherwise have.

(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bond Issuers, the Sponsors and the Issuing Entity, their respective directors, its officers who sign the Registration Statement and any person controlling the Bond Issuers, the Sponsors and the Issuing Entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity and reimbursement obligation from the Bond Issuers and Sponsors to each Underwriter, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, any Statutory Prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Bond Issuers and the Sponsors by the Underwriters through the Representative expressly for use therein. The Bond Issuers and the Sponsors acknowledge that the statements set forth in the last paragraph of the cover page of the Prospectus regarding delivery of the Certificates and, under the caption “Underwriting,” (i) the concession and reallowance figures appearing in the third paragraph, (ii) the fourth paragraph, (iii) the seventh paragraph, and (iv) the third sentence in the eighth paragraph related to market making activities, in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for use in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) Actions Against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the loss by the indemnifying party of substantial rights and defenses and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party fails to assume the defense of such proceeding or to employ counsel reasonably satisfactory to the indemnified party. It is understood that, except as provided in the preceding sentence, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) for all such indemnified parties. Such counsel shall be designated in writing by the Representatives in the case of parties indemnified pursuant to the second preceding paragraph, and by the Bond Issuers in the case of parties indemnified pursuant to the first preceding paragraph.

(d) Settlement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. In the event that the indemnity provided for in Section 8 is held by a court to be unavailable, in whole or in part, to hold harmless an indemnified party for any reason, the Bond Issuers, the Sponsors and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, the “Losses”) to which the Bond Issuers, the Sponsors and any of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Bond Issuers and the Sponsors on the one hand and by the Underwriters on the other hand from the offering of the Certificates. If the allocation provided by the immediately preceding sentence is held by a court to be unavailable for any reason, the Bond Issuers, the Sponsors and the Underwriters, severally and not jointly, agree to contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bond Issuers and the Sponsors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Bond Issuers and the Sponsors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Bond Issuers and the Sponsors, and benefits received by the Underwriters shall be deemed to be equal to the discounts and commissions received by the Underwriters. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Bond Issuers and the Sponsors on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total amount of discounts and commissions received by such Underwriter. The Bond Issuers, the Sponsors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Bond Issuers and the Sponsors, each officer that signs the Registration Statement and each person, if any, who controls the Bond Issuers and the Sponsors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bond Issuers and the Sponsors. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and indemnity and contribution agreements contained in this Underwriting Agreement or in certificates of the Issuing Entity submitted pursuant hereto shall remain operative and in full force and effect, regardless of any termination of this Underwriting Agreement, any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Issuing Entity, and shall survive delivery of the Certificates to the Underwriters.

SECTION 11. Termination of Underwriting Agreement. The Underwriters may terminate this Underwriting Agreement by notice given by the Representatives to the Bond Issuers and the Sponsors, if after the effectiveness of this Underwriting Agreement and prior to delivery of and payment for the Certificates (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange, (ii) trading of any securities of the Sponsors shall have been suspended on any exchange or in any over the counter market, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or any material disruption in commercial banking, securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, any declaration of war by Congress, or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Certificates on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus. Sections 8, 9, 10, 16(a) and 16(b) shall survive any termination under this Section 11 and remain in full force and effect.

SECTION 12. Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Bond Issuers and the Sponsors that, unless the Underwriters obtained, or will obtain, the prior written consent of each of the Bond Issuers or each of the Sponsors, the Representatives (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Sponsors advise the Underwriters that such Rating Information is posted to the Bond Issuers’ website maintained by the Sponsors pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Sponsors. For purposes of this Section 12, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Certificates which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Certificates”), the Underwriters shall have the right, but not the obligation, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 36-hour period, then:

(a) if the number of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations to purchase hereunder bear to the obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default under this Underwriting Agreement.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Underwriters or the Bond Issuers shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc., 388 Greenwich St., New York, NY 10013, Attention: General Counsel, Facsimile (212) 816-7912; Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department, Facsimile (212) 902-9316; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: [Securitization], Facsimile (917) 849-5427; notices to the Issuing Entity, the Bond Issuers and the Sponsors shall be directed to them at 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer, Facsimile: (330) 384-3772.

SECTION 15. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuing Entity, the Bond Issuers, the Sponsors and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuing Entity and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuing Entity, the Bond Issuers, the Sponsors and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Absence of Fiduciary Relationship. The Bond Issuers and the Sponsors acknowledge and agree that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of Certificates and that no fiduciary, advisory or agency relationship between the Issuing Entity, the Bond Issuers, the Sponsors and the Representatives have been created in respect of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Representatives have advised or are advising the Sponsors on other matters;

(b) the price of the Certificates set forth in the final term sheet attached as Annex A to Schedule II hereto was established by the Bond Issuers and the Sponsors following discussions and arms-length negotiations with the Representatives and the Bond Issuers and the Sponsors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Underwriting Agreement;

(c) the Bond Issuers and the Sponsors have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Bond Issuers or the Sponsors and that the Representatives have no obligation to disclose such interests and transactions to the Bond Issuers or the Sponsors by virtue of any fiduciary, advisory or agency relationship; and

(d) the Issuing Entity, the Bond Issuers and the Sponsors waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Issuing Entity, the Bond Issuers or the Sponsors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuing Entity, the Bond Issuers and the Sponsors including stockholders, employees or creditors of the Issuing Entity, the Bond Issuers and the Sponsors.

SECTION 17. Miscellaneous.

(a) GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

The Issuing Entity, the Bond Issuers, the Sponsors and the Underwriters hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

(b) Waiver of Jury Trial. The Issuing Entity, the Bond Issuers, the Sponsors and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

(c) Counterparts. This Underwriting Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together, shall constitute but one and the same agreement.

(d) Successors. This Underwriting Agreement shall inure to the benefit of and be binding upon, each of the Issuing Entity, the Bond Issuers, the Sponsors, the several Underwriters, and their respective successors and the officers and directors and controlling persons referred to in Sections 8 and 9 hereof. The term “successor” as used in this Section shall not include any purchaser, as such, of any Certificates from the Underwriters.

(e) Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuing Entity, the Bond Issuers, the Sponsors and the Underwriters, or any of them, with respect to the subject matter hereof.

(f) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(g) No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Underwriting Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Delaware Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it pursuant to the [Amended and Restated Declaration of Trust], (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity, is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, [(c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and] (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity, under this Underwriting Agreement or any other related documents.

If the foregoing is in accordance with your understanding of our agreement, please sign counterparts hereof.

Very truly yours,

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	CEI FUNDING LLC

By:	By:
Name: Title:	Name: Title:

OHIO EDISON COMPANY	OE FUNDING LLC

By:	By:
Name: Title:	Name: Title:

THE TOLEDO EDISON COMPANY	TE FUNDING LLC

By:	By:
Name: Title:	Name: Title:

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Delaware Trustee

By:
Name: Title:

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:
Name: Title:

CREDIT AGRICOLE SECURITIES (USA) INC.

By:
Name: Title:

GOLDMAN, SACHS & CO.

By:
Name: Title:

Acting as representatives of the several Underwriters named in Schedule I.

Signature Page to Underwriting Agreement

Schedule I

Underwriters	Principal Amount of Tranche A-1 Certificates	Principal Amount of Tranche A-2 Certificates	Principal Amount of Tranche A-3 Certificates

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co.

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBS Securities Inc.

Total

Sch I

Schedule II

Schedule of Issuer Free Writing Prospectuses

A.	Issuer free writing prospectuses not required to be filed with the Commission:

Electronic Road Show

B.	Issuer free writing prospectuses required to be filed with the Commission:

Preliminary term sheet, as filed with the Securities and Exchange Commission on [    ], 2013

Final pricing term sheet, as filed with the Securities and Exchange Commission on [    ], 2013

Sch. II